Exhibit 10.1

THIRD AMENDMENT TO

FORBEARANCE AGREEMENT

THIS THIRD AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”) is made as of this 27th day April, 2011 (the “Effective Date”), between HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company (“Borrower”), and AGSTAR FINANCIAL SERVICES, PCA, a United States instrumentality (“Lender”).

RECITALS

A.                                   The Borrower and the Lender have previously entered into a Forbearance Agreement dated as of July 2, 2010, a First Amendment to Forbearance Agreement dated December 31, 2010, and a Second Amendment to Forbearance Agreement dated March 1, 2011 (collectively, the “Forbearance Agreement”), which provided for a forbearance period which expires on or before May 1, 2011.

B.                                     The Borrower has requested an extension of the Forbearance Period (as defined in the Forbearance Agreement), and the Lender is willing to grant such an extension upon the terms and conditions set forth in this Amendment.

C.                                     Unless otherwise expressly defined herein, capitalized terms used herein shall have the same meaning ascribed to them in the Forbearance Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the facts set forth in the foregoing Recitals, which the parties agree are true and correct, and in consideration for entering into this Amendment, the parties hereto agree as follows:

1.                                       Amendments to Forbearance Agreement.

a.                                       Section 3 of the Forbearance Agreement is amended, restated and replaced in its entirety by the following:

3.                                       Forbearance Period. Provided that the Conditions Precedent set forth below have first been satisfied and Borrower complies with the terms of this Agreement, the Lender agrees it will not declare a default under the Loan Documents or enforce any remedies available to it under the Loan Documents or applicable law on account of the Borrower’s default beginning on the Effective Date, and ending on the earlier of (i) July 1, 2011 or (ii) the occurrence of an Event of Default (as defined below) hereunder (the “Forbearance Period”).

b.                                      The following subsection shall be added to Section 11 of the Forbearance Agreement and shall be included as additional “Events of Default” as used in therein:

f.                                         Restructuring Milestones.  Borrower shall have failed to meet or achieve any of the following milestones on or before the specified dates:

•                                          On or before April 22, 2011, the Borrower shall have submitted an updated plan addressing all Lender concerns and performance improvement, and a plan to include updated financial models for various capitalization options of the Borrower;

•                                          On or before May 20, 2011, the Borrower shall have delivered an executed Letter of Intent (LOI), acceptable to the Lender, in its sole discretion, and which addresses the completion of the conversion of the plant to natural gas power and such other matters as Lender may reasonably request;

•                                          On or before June 14, 2011, Borrower shall have filed its completed 10-Q with the Securities and Exchange Commission;

•                                          On or before July 1, 2011, Borrower shall have closed on, and all funding for the New Equity in accordance with the terms of Section 10 of this Agreement (except as the same are expressly modified by this Amendment) shall have occurred or shall be scheduled to be closed on and occur within a reasonable time thereafter in accordance with the terms and conditions of the LOI; and Borrower shall have executed and delivered all amendments to the Loan Documents as contemplated by Section 10 of this Agreement, which amendments shall also include such terms, conditions and covenants as Lender may reasonably request, including without limitation, provisions requiring that all officers, directors, managers, and other key employees comprising the management of the Borrower be reasonably acceptable to the Lender, any such provisions however subject to the management and other applicable provisions of Borrower’s Member Control Agreement and providing for such other limitations on changes thereto or resulting from changes in control of the Borrower; and

•                                          On or before July 1, 2011, Borrower shall have completed, or shall have caused its subsidiaries and Affiliates to complete, all project milestones necessary to begin construction of a natural gas pipeline connecting Borrower’s ethanol production facility to the natural gas pipeline facilities of Northern Border Pipeline Company in Cottonwood County, Minnesota, which milestones have been previously delivered to the Lender.

c.                                       Section 7 of the Forbearance Agreement is deleted in its entirety and subject to Section 3 of the Forbearance Agreement, as modified above, the Term Revolving Loan shall be governed by the Amended and Restated Fourth Supplement of even date herewith and the MLA as amended by Amendment No. 1 to Fourth Amended and Restated Master Loan Agreement of even date herewith.

2.                                       Conditions Precedent. As conditions precedent to the Lender’s continuing forbearance under the Forbearance Agreement, as set forth in the preceding paragraph, the following shall have been executed and/or delivered to the Lender:

a.                                       the Borrower shall have executed and delivered to the Lender this Amendment and any other documents and agreements ancillary or incident hereto;

b.                                      the Borrower shall have obtained and executed and delivered to the Lender any and all further documentation reasonably requested by the Lender, including without limitation: (i) the Amendment No. 1 to Fourth Amended and Restated Master Loan Agreement, (ii) the Amended and Restated Fourth Supplement to the Master Loan Agreement, (iii) the Amendment No. 2 to the Amended and Restated Fifth Supplement to the Master Loan Agreement, (iv) the Allonge No. 2 to the Revolving Line of Credit Note, (v) the Pledge Agreement, (vi) the Guaranty of HLBE Pipeline Company, LLC, (vii) the Pledge Agreement from HLBE Pipeline Company, LLC, and (viii) all other additional or ancillary documents, instruments and agreements contemplated under any of the foregoing.

c.                                       the Borrower shall have paid to Lender all costs and expenses incurred by Lender in connection with the execution of this Amendment, including, without limitation,

3.                                       Effect of Amendment. Except as expressly provided in this Amendment, the Forbearance Agreement, Loan Agreement, Notes, Mortgage and Security Agreement remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to: (i) impair the validity, perfection or priority of any security interest or lien securing the Loans; (ii) waive or impair any rights, powers or remedies of the Lender under the Forbearance Agreement, Loan Agreement, Notes, Mortgage or Security Agreement; or (iii) constitute an agreement by the Lender or require it to extend the Forbearance Period, or grant additional forbearance periods.

4.                                       Representations and Warranties. The Borrower represents and warrants to Lender as follows:

a.                                       Borrower. The Borrower is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Minnesota and is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect on its respective financial condition or operations. The Borrower has the power and authority to own and operate its assets and to carry on its business and to execute, deliver, and perform its obligations under the Loan Documents, the Forbearance Agreement, and this Amendment.

b.                                      Execution. The execution, delivery and performance by the Borrower of this Amendment is within the Borrower’s powers, has been duly authorized by all necessary action, does not contravene: (i) the articles of organization or operating agreements of the Borrower; or (ii) any law or any contractual restriction binding on or affecting the Borrower, and does not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant to the terms of the Loan Documents) upon or with respect to any of its respective properties.

c.                                       Enforceability. This Amendment is, the Forbearance Agreement is, and each of the Loan Document to which the Borrower is a party are, or when delivered will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity.

5.                                       Miscellaneous.

a.                                       Recitals Incorporated. The Recitals set forth at the beginning of this Amendment are deemed incorporated herein, and the parties hereto represent they are true, accurate and correct.

b.                                      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

c.                                       Severability. If any provision of this Amendment shall be invalid, illegal or otherwise unenforceable, such provision shall be severable from the remainder of such agreement and the validity, legality and enforceability of the remaining provisions shall not be adversely affected or impaired thereby and shall remain in full force and effect.

d.                                      Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

e.                                       Entire Agreement. This Amendment, the Forbearance Agreement, and the other Loan Documents set forth the entire agreement between the parties pertaining to the transactions contemplated by this Amendment.  This Amendment may be amended or modified only by a written instrument signed by the party against which enforcement is sought.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date and year set forth below.

Dated: April 27, 2011
HERON LAKE BIOENERGY, LLC, a
Minnesota limited liability company

/s/ Robert. J. Ferguson
By: Robert J. Ferguson
Its: President

Dated: April 27, 2011
AGSTAR FINANCIAL SERVICES, PCA,
a United States instrumentality,

/s/ Mark Schmidt
By: Mark Schmidt
Its: Vice President

[Signature Page to Third Amendment to Forbearance Agreement]